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                                                                     EXHIBIT 4.9

                                 FIRST AMENDMENT
                              TO SECURITY AGREEMENT

          THIS FIRST AMENDMENT TO SECURITY AGREEMENT (this "AMENDMENT") dated as of June 12, 2003, among XM Satellite Radio Inc., a Delaware corporation ("COMPANY"), XM Satellite Radio Holdings Inc., a Delaware corporation, ("HOLDINGS"), XM Equipment Leasing LLC, a Delaware limited liability company ("XM LEASING SUBSIDIARY") and The Bank of New York, acting as collateral agent ("COLLATERAL AGENT").

                                   WITNESSETH

          WHEREAS, the Company, Holdings, XM Leasing Subsidiary and the Collateral Agent are parties to that certain Security Agreement, dated as of January 28, 2003 (as amended by this Amendment, the "SECURITY AGREEMENT"). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Security Agreement;

          WHEREAS, the Company, Holdings, XM Leasing Subsidiary and the Collateral Agent have agreed to amend the Security Agreement as set forth herein; and

          WHEREAS, the Collateral Agent has been instructed by the Required Secured Parties under the Intercreditor Agreement to enter into this Amendment;

          NOW, THEREFORE, subject to the terms and conditions set forth below, it is agreed:

       1. Paragraph G of the Recitals of the Security Agreement is hereby amended by:

               A. inserting the word "Agreement" before the phrase "(General
                  Security Agreement)" and

               B. deleting the phrase "New Secured Parties" and substituting in lieu thereof the phrase "Additional Creditors".

       2.   Section 3.1 of the Security Agreement is hereby amended by:

               A. deleting the phrase "Grantor is a party, and for all" and substituting in lieu thereof the phrase "Grantor is a party and all" and

               B. inserting the phrase "of such Grantor" immediately before the phrase "(the "SECURED OBLIGATIONS")".

       3.   This Amendment shall be effective on the date hereof.

       4. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Security Agreement.


AMENDMENT NO. 1 TO SECURITY AGREEMENT

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       5.   This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

       6. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any conflicts of laws principles thereof other than New York General Obligations Law Sections 5-1401 and 5-1402.

       7. From and after the date hereof, all references in the Security Agreement to "this Agreement," "hereunder," "hereof" or words of like import referring to the Security Agreement shall be deemed to be references to the Security Agreement as modified hereby.


AMENDMENT NO. 1 TO SECURITY AGREEMENT

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IN WITNESS WHEREOF, Grantors and Collateral Agent have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                            XM SATELLITE RADIO INC.


                            By:    /s/ Joseph M. Titlebaum
                                ------------------------------------
                                   Joseph M. Titlebaum
                                   Executive Vice President, General Counsel
                                   and Secretary


                            XM SATELLITE RADIO HOLDINGS INC.


                            By:    /s/ Joseph M. Titlebaum
                                ------------------------------------
                                   Joseph M. Titlebaum
                                   Executive Vice President, General Counsel
                                   and Secretary


                            XM EQUIPMENT LEASING LLC


                            By:    /s/ Joseph M. Titlebaum
                                ------------------------------------
                                   Joseph M. Titlebaum
                                   Executive Vice President, General Counsel
                                   and Secretary


AMENDMENT NO. 1 TO SECURITY AGREEMENT

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                           (CONTINUED SIGNATURE PAGE)


                            THE BANK OF NEW YORK,
                            as Collateral Agent


                            By:    /s/ John Guiliano
                                ------------------------------------
                                   Name: John Guiliano
                                   Title: Vice President